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                                 EXHIBIT 23.1


                            CONSENT OF INDEPENDENT
                         CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors and Shareholders
Nutrition For Life International, Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 of Nutrition For Life International, Inc. (No. 33-99366) of our report dated November 2, 1995, except as to Note 2, which is as of December 8, 1995, relating to the statements of operations, stockholders' equity, and cash flows for the year ended September 30, 1995, which report appears in the September 30, 1997 Annual Report on Form 10-K of Nutrition For Life International, Inc.



KPMG Peat Marwick LLP

Houston, Texas
January 12, 1998